UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2004

WHITTIER ENERGY CORPORATION

 (Exact Name of Registrant as Specified in Its Charter)

Nevada	0-30598	20-0539412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 CLAY STREET, SUITE 1100

HOUSTON, TEXAS 77002

(Address of Registrant’s Principal Executive Offices)

(713) 850-1880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

Whittier Energy Corporation (the “Company”) today announced that it has leased 1,410 acres of its total 2,666 acre position in Zapata County, Texas, in exchange for a $599,000 lease bonus and a retained 25% royalty interest. In an unrelated matter, the Company also received approximately $234,000 in net proceeds from a settlement of outstanding royalties owed to the Company involving acreage in the same tract. Additionally, the Company began drilling the 7,700’ Rachal #1 exploratory well in December 2004. Whittier has a 30% operated working interest in the Rachal Prospect, a 386-acre tract directly offsetting existing production in the prolific Owen Field in Webb County, Texas.

Bryce W. Rhodes, Whittier’s President and Chief Executive Officer, said, “We are pleased to have generated over $833,000 in non-recurring pre-tax cash flows prior to year-end, which can be used to further grow the Company in 2005. Furthermore, the 25% retained royalty interest provides the Company with an excellent risk-free opportunity to participate in an exciting exploration project on our Zapata County acreage. Combined with our other active exploration and exploitation efforts, the Rachal #1 fits well with our portfolio investment approach to growing the Company’s production and revenues while managing risk. Given the current commodity price environment, we are excited about this opportunity to add new production and reserves through drilling.”

Forward-Looking Statements. Certain statements included in this news release are intended as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. The company cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward-looking statements are found in the company’s SEC filings, which are available free of charge on the SEC’s web site at http://www.sec.gov.

A copy of Whittier Energy Corporation’s press release issued on December 17, 2004 is attached as Exhibit 99.1 to this Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits.

Number

Exhibit

99.1*	Press release issued by Whittier Energy Corporation on December 17, 2004.

* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITTIER ENERGY CORPORATION

Date: December 20, 2004

	By:	/s/ Michael B. Young
Michael B. Young
Chief Financial Officer
(Principal Financial and Accounting Officer)